EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Princeton National Bancorp, Inc., a Delaware corporation, do hereby constitute and appoint Tony J. Sorcic and Todd D. Fanning, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 relating to an amendment to increase the number of shares of common stock available under the Citizens First National Bank 401(k) & Profit Sharing Plan approved by the Board of Directors on July 28, 2008. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

Signature	Title	Date

/s/ Tony J. Sorcic Tony J. Sorcic	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2008

/s/ Craig O. Wesner Craig O. Wesner	Director	July 28, 2008

/s/ Daryl Becker Daryl Becker	Director	July 28, 2008

/s/ Gary C. Bruce Gary C. Bruce	Director	July 28, 2008

/s/ Sharon L. Covert Sharon L. Covert	Director	July 28, 2008

/s/ John R Ernat John R. Ernat	Director	July 28, 2008

/s/ Donald E. Grubb Donald E. Grubb	Director	July 28, 2008

/s/ Mark Janko Mark Janko	Director	July 28, 2008

/s/ Willard O. Lee Willard O. Lee	Director	July 28, 2008

/s/ Stephen . Samet Stephen W. Samet	Director	July 28, 2008

/s/ Ervin I. Pietsch Ervin I. Pietsch	Director	July 28, 2008